Exhibit 10.2

April 21, 2020

Christopher Weiler

Dear Chris,

As part of the KLD response to the COVID-19 global pandemic, your base salary will be reduced, as outlined below.

This change is effective from April 21, 2020 and will be reflected on the May 8, 2020 paycheck.

Current annualized base salary:  $400,000

Calculated bi-weekly amount (annualized salary/26):  $15,385

New temporary annualized base salary:  $350,000

New temporary calculated bi-weekly amount (annualized salary/26):  $13,462

All other terms and conditions of your employment remain unchanged.

To confirm your acceptance of the pay change, please sign and return this letter.

Sincerely,

/s/ Lindsey Hammond

Lindsey Hammond

Sr. Director, Global Talent

___________________________________________________________________________

I accept the above change to my base salary and acknowledge that this change is now part of my employment agreement.

Signature/s/ Christopher Weiler

Date5/7/2020

KLDiscovery Ontrack, LLC

8201 Greensboro Drive, Suite 300kldiscovery.com

McLean, VA 22102